Exhibit 1.1

Execution Version

1,000,000 Depositary Shares

Each Representing a 1/25th Interest in a Share of

4.150% Fixed Rate Reset Noncumulative Preferred Stock, Series Y

($1.00 par value)

CITIGROUP INC.

UNDERWRITING AGREEMENT

New York, New York

October 20, 2021

Citigroup Global Markets Inc.

as Representative of the several Underwriters

named in Schedule I hereto

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Citigroup Inc., a corporation organized under the laws of Delaware (the “Company”), proposes, upon the terms and conditions set forth herein, to issue and sell 1,000,000 depositary shares (the “Depositary Shares”), each representing a 1/25th interest in a share of perpetual 4.150% Fixed Rate Reset Noncumulative Preferred Stock, Series Y (the “Preferred Stock”), of the Company (the “Securities”), to the several Underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representative”) are acting as representative. The Preferred Stock shall have the rights, powers and preferences set forth in the certificate of designations to be dated October 26, 2021 relating thereto (the “Certificate of Designations”). The shares of Preferred Stock represented by the Securities are to be deposited by the Company against delivery of depositary receipts evidencing the Securities (the “Depositary Receipts”) that are to be issued by Computershare Inc. and its wholly-owned subsidiary, Computershare Trust Company, N.A., as Depositary (together, the “Depositary”), under a Deposit Agreement, to be dated as of October 27, 2021 (the “Deposit Agreement”), among the Company, the Depositary and the holders from time to time of the Depositary Receipts issued thereunder.

The Company wishes to confirm as follows its agreement with you and the other several Underwriters named in Schedule I on whose behalf you are acting, in connection with the several purchases of the Securities by the Underwriters. To the extent there are no additional Underwriters named in Schedule I other than you, the term Representative as used herein shall mean you, as Underwriter, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final

Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 21 hereof.

1.    Registration Statement and Prospectus. The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a shelf registration statement, as defined in Rule 405 (File No. 333-255302) on Form S-3, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including all amendments thereto filed prior to the Execution Time, have become effective. The Company has filed with the Commission pursuant to Rule 424(b), a base prospectus related to the Securities, which has been previously furnished to you. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more Preliminary Prospectus relating to the Securities, each of which has previously been furnished to you. The Company will file with the Commission a Final Prospectus relating to the Securities in accordance with Rule 424(b). As filed, such Final Prospectus shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.

2.    Agreements to Sell and Purchase.

(a)    The Company hereby agrees, subject to all the terms and conditions set forth herein, to issue and sell to each Underwriter and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $985 per Security, the number of Securities set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Securities increased as set forth in Section 11 hereof).

3.    Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Disclosure Package and the Final Prospectus.

4.    Delivery of the Securities and Payment Therefor.

(a)    Delivery to the Underwriters of, and payment for, the Securities shall be made at or around 9:00 a.m., New York City time, on October 27, 2021 (the “Closing Date”). The Closing Date may be varied by agreement between you and the Company.

(b)    Delivery of the Securities shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters directly or through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct.

(c)    It is understood that the Representative, acting individually and not in a representative capacity, may (but shall not be obligated to) make payment to the Company on behalf of any other Underwriter for Securities to be purchased by such Underwriter. Any such payment by the Representative shall not relieve any such Underwriter of any of its obligations hereunder.

5.    Agreements of the Company. The Company agrees with the several Underwriters that:

(a)    Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to any Preliminary Prospectus or the Final Prospectus unless the Company has furnished the Representative a copy for their review prior to filing and will not file any such proposed amendment or supplement to which they reasonably object. The Company will cause the Final Prospectus, properly completed, and any supplement thereto, to be filed in a form acceptable to the Representative with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. The Company will promptly advise the Representative (i) when the Final Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)    The Company will prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in a form acceptable to you (the “Final Term Sheet”) and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

(c)    If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representative so that any use of the Disclosure Package may cease until it is amended or supplemented, (ii) amend or supplement the Disclosure Package to correct such statement or omission, and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(d)    If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company will (i) notify promptly the Representative of such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to the Representative in such quantities as the Representative may reasonably request.

(e)    As soon as practicable, the Company will make generally available to its security holders and to the Representative a consolidated earnings statement or statements of the Company and its subsidiaries, which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(f)    Upon request, the Company will furnish to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of any Preliminary Prospectus, the Final Prospectus and any Issuer Free Writing Prospectus and any supplement thereto as the Representative may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering that are required to be prepared, furnished or delivered by the Company.

(g)    The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions within the United States as the Representative may reasonably designate, will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(h)    (i) The Company agrees that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Representative, and (ii) each Underwriter, severally and not jointly, agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than the Final Term Sheet described above or other free writing prospectuses containing solely a description of the final terms of the Securities and the offering thereof. Any such free writing prospectus consented to by the Representative or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (1) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (2) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(i)    During the period beginning on the date hereof and continuing to and including the Closing Date, the Company will not, without the prior written consent of the Representative, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any preferred securities, any preferred stock or any other securities of the Company, including any backup undertaking of such preferred stock or other securities, in each case that are substantially similar to the Preferred Stock, or any securities convertible into or exchangeable for the preferred stock or such substantially similar securities of the Company, except for the offering of the Securities.

(j)    The Company will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act of 2002, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act of 2002.

(k)    The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange

Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, except that the Company makes no agreement as to the activities of any Underwriter.

6.    Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Underwriter that:

(a)    On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date, the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriters consists of the information described as such in Section 7 hereof.

(b)    The execution and delivery of, and the performance by the Company and its obligations under, this Agreement have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company.

(c)    The Certificate of Designations has been duly and validly authorized by the Company.

(d)    The execution and delivery of, and the performance by the Company and its obligations under, the Deposit Agreement have been duly and validly authorized by the Company, and, at the Closing Date, the Deposit Agreement will have been duly executed and delivered by the Company and will be a valid and legally binding obligation of the Company, enforceable in accordance with its terms.

(e)    (i)     The deposit of the Preferred Stock by the Company in accordance with the Deposit Agreement has been duly authorized by the Company, (ii) the Preferred Stock has been duly and validly authorized by the Company, and, when the Securities are issued and delivered to and paid for by the Underwriters pursuant to this Agreement, the Preferred Stock will be fully paid and nonassessable, and (iii) assuming due execution and delivery of the Depositary Receipts and the Deposit Agreement by the Depositary, each Depositary Receipt will be duly and validly issued and will entitle the holder thereof to the benefits provided therein and in the Deposit Agreement.

(f)    The holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities or the underlying shares of Preferred Stock; and, except as set forth in the Disclosure Package and the Final Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(g)    As of the Execution Time, the Disclosure Package does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 7 hereof.

(h)    (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such time being used as the determination date for purposes of this clause (ii)), the Company met the requirements set forth in Rule 164(e)(2) with respect to an ineligible issuer’s use of free writing prospectuses that contain only descriptions of the terms of the securities in the offering or the offering.

(i)    Neither any Issuer Free Writing Prospectus nor the Final Term Sheet includes any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus nor the Final Term Sheet based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 7 hereof.

(j)    The interactive data in the eXtensible Business Reporting Language (“XBRL”) included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(k)    Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

(l)    Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer or employee of the Company or any of its subsidiaries has, as far as the Company and its subsidiaries are aware, breached or violated in any material way any applicable anti-bribery or anti-corruption laws or regulations, including the Foreign Corrupt

Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended (“Anti-Bribery Laws”), and the Company and its subsidiaries have instituted and maintain policies and procedures reasonably designed to achieve compliance therewith. No part of the proceeds of the offering of the Securities will be used in violation of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended.

(m)    The Company and its subsidiaries have and will continue to maintain policies and procedures reasonably designed to achieve compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder (collectively, the “Money Laundering Laws”).

(n)    Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer or employee of the Company or any of its subsidiaries (i) is, or is 50% or more owned by, an individual or entity that is currently the subject of any sanctions administered or imposed by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department or the U.S. Department of State), the United Nations Security Council, the European Union, or the United Kingdom (including sanctions administered or controlled by Her Majesty’s Treasury) or other relevant sanctions authority (collectively, “Sanctions”) or (ii) is located, organized or resident in a country or territory that is the subject of Sanctions that broadly prohibit dealings with that country or territory or (iii) will use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person to fund any activities or business with any individual or entity, or in any country or territory that, at the time of such funding, is the subject of Sanctions, except to the extent permissible under the Sanctions.

7.    Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus, the Final Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)    Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors and each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have. The Company acknowledges that the statements (i) set forth in the last paragraph of the cover page regarding delivery of the Securities and (ii) under the heading “Underwriting,” (1) the list of Underwriters and their respective participation in the sale of the Securities, (2) the sentences related to concessions and reallowances and (3) the paragraphs related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus, the Final Prospectus and any Issuer Free Writing Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Final Prospectus and any Issuer Free Writing Prospectus.

(c)    Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (1) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (2) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (3) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (4) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d)    In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. In no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

8.    Conditions of the Underwriters’ Obligations. The obligations of the several Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)    The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); the Final Term Sheet contemplated by Section 5(b) hereto, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)    The Company shall have requested and caused Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Company, to have furnished to the Representative an opinion, dated the Closing Date, as applicable, and addressed to the Representative, with respect to the issuance and sale of the Securities, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representative may reasonably require. Insofar as such opinion involves factual matters, such counsel may rely, to the extent such counsel deems proper, upon certificates of officers of the Company, its subsidiaries and certificates of public officials.

(c)    The Company shall have requested and caused Barbara Politi, Esq., Associate General Counsel – Capital Markets of the Company, to have furnished to the Representative an opinion, dated the Closing Date, as applicable, and addressed to the Representative, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representative may reasonably require.

(d)    The Company shall have requested and caused Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel to the Company, to have furnished to the Representative an opinion, dated the Closing Date, as applicable, and addressed to the Representative, with respect to certain United States federal income tax matters related to the Securities and other related matters as the Representative may reasonably require.

(e)    The Representative shall have received from Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, as applicable, and addressed to the Representative, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f)    The Company shall have furnished to the Representative a certificate of the Company, signed, in the case of the Company, by the Chairman, any Vice Chairman, the President, any Vice President, the Chief Financial Officer, the Chief Accounting Officer, the General Counsel, the Chief Investment Officer, the Controller, any Deputy Controller or any Assistant Treasurer and by the Treasurer, the Deputy Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company, dated the Closing Date, as applicable, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, the Disclosure Package and any supplements or amendments thereto, and this Agreement and that:

(i)    the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date, as applicable, with the same effect as if made on such date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date;

(ii)    no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to their knowledge, threatened; and

(iii)    since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(g)    The Company shall have requested and caused KPMG LLP to have furnished to the Representative, on and as of the date hereof and on and as of the Closing Date, as applicable, customary “comfort letters” that are satisfactory in content and form to the Representative.

(h)    The Company shall have furnished to the Representative a certificate of the Controller and Chief Accounting Officer of the Company substantially in the form of Annex A hereto.

(i)    Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), any Preliminary Prospectus and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 8 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representative after consultation with the Company, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto) and any Issuer Free Writing Prospectus.

(j)    Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(k)    The Certificate of Designations shall have been duly filed with the Secretary of State of the State of Delaware.

(l)    The Representative shall have received from the Depositary a copy of the certificate evidencing the deposit of the shares of Preferred Stock underlying the Securities.

(m)    The Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

If any of the conditions specified in this Section 8 shall not have been fulfilled when and as provided in this Agreement with respect to the offering of the Securities, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled with respect to such offering at, or at any time prior to, the Closing Date, as applicable, by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 8 shall be delivered via electronic mail or other electronic delivery method to Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, by 9:00 a.m. (New York City Time) on the Closing Date.

9.    Expenses. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), any Preliminary Prospectus and the Final Prospectus (including filing fees), each Issuer Free Writing Prospectus, each amendment or supplement to any of them and this Agreement; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, any Preliminary Prospectus, the Final Prospectus, the documents incorporated by reference in the Registration Statement, each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, in each case as may be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing (or reproduction), authentication, issuance and delivery of the Preferred Stock and the Securities, including any stamp taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement and all other agreements, documents and certificates (including certificates representing the Preferred Stock) printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act; (vi) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing (or reproduction), and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); (vii) the filing fees and the reasonable fees and expenses of counsel for the Underwriters (up to a maximum amount of counsel fees of $5,000) in connection with any filings required to be made with FINRA; (viii) the fees and expenses associated with obtaining ratings for the Securities from nationally recognized statistical rating organizations; (ix) the transportation and other expenses incurred by or on behalf of representatives of the Company (other than the Underwriters and their representatives) in connection with presentations to prospective purchasers of the Securities; (x) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (xi) the fees and expenses of the Depositary in connection with the deposit of the Preferred Stock and the offering of the Securities; and (xii) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

10.    Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Company set forth in Section 8 hereof is not satisfied, because of any termination pursuant to Section 12 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representative on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

11.    Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the number of Securities set forth opposite their names in Schedule I hereto bears to the aggregate number of Securities set forth opposite the names of all the remaining Underwriters) the Securities, which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate number of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate number of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 11, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representative shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.

12.    Termination of Agreement. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (a) trading in the Company’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange, or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (b) a banking moratorium shall have been declared either by Federal or New York State authorities or (c) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative after consultation with the Company, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Prospectus (exclusive of any supplement thereto).

13.    Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 10 hereof shall survive the termination or cancellation of this Agreement.

14.    Notices. All communications hereunder will be in writing and effective only on receipt, and will be mailed, delivered or telefaxed if to Citigroup Global Markets Inc., as Representative of the several Underwriters, to 388 Greenwich Street, New York, New York 10013 (fax no.: (646) 291-1469), Attention: General Counsel; and if to the Company, at the office of the Company at 388 Greenwich Street, New York, New York 10013 (fax no.: (718) 248-2705), Attention: Barbara Politi, Esq., Associate General Counsel – Capital Markets.

15.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

16.    No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to it, in connection with such transaction or the process leading thereto.

17.    Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18.    Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

19.    Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Delivery of this Agreement by one party to the other may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

20.    Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

21.    Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.

“Base Prospectus” shall mean the base prospectus dated May 11, 2021 that was filed with the Commission pursuant to Rule 424(b) as of the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus, if any, used most recently prior to the Execution Time, (iii) the Final Term Sheet described in Section 5(b) hereto and (iv) any Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or become effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean 3:00 p.m. New York City time on the date hereof.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed with the Commission pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement which is used prior to filing of the Final Prospectus.

“Registration Statement” shall mean the registration statement referred to in Section 1 hereof, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” and “Rule 433” refer to such rules under the Act.

22.    Selling Restrictions.

(a)    European Economic Area

Each Underwriter represents and agrees that no Securities which are the subject of the offering contemplated by the Prospectus Supplement may be offered, sold or otherwise made available to any retail investor in the European Economic Area. For the purposes of this provision:

(i)    the expression “retail investor” means a person who is one (or more) of the following:

(1)    a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (“MiFID II”); or

(2)    a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(3)    not a qualified investor as defined in the Regulation (EU) 2017/1129 (the “Prospectus Regulation”); and

(ii)    the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities.

(b)    United Kingdom

(i)    Each Underwriter represents and agrees that no Securities which are the subject of the offering contemplated by the Prospectus Supplement may be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision:

(1)    the expression “retail investor” means a person who is one (or more) of the following:

(a)    a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); or

(b)    a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or

(c)    not a qualified investor as defined in the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA; and

(2)    the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities.

(ii)    Each Underwriter additionally represents and agrees that in the United Kingdom, the Prospectus Supplement and the accompanying Prospectus is being distributed only to, and is directed only at qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive who are, (1) persons who have professional experience in matters relating to investments falling within Article 19 (5) of the FSMA (Financial Promotion) Order 2005, as amended, or the Order, and/or (2) high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order, which persons together we refer to in this prospectus as “relevant persons.” Accordingly, each Underwriter represents and agrees that such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The Prospectus Supplement and the accompanying Prospectus must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates is only available to, and will be engaged in with, relevant persons only.

(c)    Hong Kong

(i)    Each Underwriter represents and agrees that it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Securities other than to (1) “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (2) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

(ii)    Each Underwriter represents and agrees that it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Securities, which is directed at, or the contents of which are or are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under securities laws of Hong Kong) other than with respect to Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.

(d)    Japan

(i)    The Securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “FIEA”). Each Underwriter represents and agrees that it has not and will not offer or sell, directly or indirectly, any of the Securities in Japan or to, or for the account or benefit of, any resident of Japan (including any corporation or other entity organized under the laws of Japan), or to, or for the account or benefit of, any resident of Japan for reoffering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan except (1) pursuant to an exemption from the registration requirements of, or otherwise in compliance with, the FIEA and (2) in compliance with any other applicable laws, regulations and governmental guidelines of Japan.

(e)    Singapore

(i)    The Prospectus Supplement and accompanying Prospectus relating to this offering have not been and will not be registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”). Accordingly, each Underwriter has not offered or sold any Securities or caused the Securities to be made the subject of an invitation for subscription or purchase and will not offer or sell any Securities or cause the Securities to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, such Prospectus Supplement and accompanying Prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Securities, whether directly or indirectly, to persons in Singapore other than (1) to an institutional investor under Section 274 of the SFA, (2) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (3) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

(ii)    Each Underwriter will notify (whether through the distribution of the Prospectus Supplement and accompanying Prospectus relating to this offering or otherwise) each of the following relevant persons specified in Section 275 of the SFA which has subscribed or purchased Securities from or through that Underwriter, namely a person which is (1) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, or (2) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, that shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Securities under Section 275 of the SFA except: (a) to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA, (b) where no consideration is given for the transfer, (c) by operation of law, as specified in Section 276(7) of the SFA, or as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore. Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Securities are a “prescribed capital markets product” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and an Excluded Investment Product (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

(f)    Certain of the Underwriters may not be U.S. registered broker-dealers and accordingly will not effect any sales within the United States except in compliance with applicable U.S. laws and regulations, including the rules of the Financial Industry Regulatory Authority.

(g)    ICBC Standard Bank Plc is restricted in its U.S. securities dealings under the United States Bank Holding Company Act and may not underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that are offered or sold in the United States. Accordingly, ICBC Standard Bank Plc shall not be obligated to, and shall not, underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that may be offered or sold by other underwriters in the United States. ICBC Standard Bank Plc shall offer and sell the Securities constituting part of its allotment solely outside the United States.

23.    Recognition of the U.S. Special Resolution Regimes.

(a)    Notwithstanding any other term of this Agreement or any other agreements, arrangements, or understanding between the parties hereto, the Company and each of the Underwriters acknowledges, accepts, and agrees to be bound by the following:

(i)    In the event that the Company or any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such entity of this Agreement, and any interest and obligation in or under this

Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii)    In the event that the Company or any Underwriter that is a Covered Entity or a BHC Act Affiliate of such entity becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such entity are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

Subject to the immediately preceding provisions, and notwithstanding any other term of this Agreement or any other agreements, arrangements, or understanding between the parties hereto, each Underwriter acknowledges, accepts, and agrees that (a) it may exercise Default Rights (as defined below) under this Agreement only to the extent permitted and as provided under 12 C.F.R. § 252.84 and (b) after a BHC Act Affiliate of a party that is a Covered Entity has become subject to Insolvency Proceedings, it shall have the burden of proof, by clear and convincing evidence, that the exercise of such Default Right is permitted hereunder.

(b)    As used in this section 23, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; “Insolvency Proceedings” means a receivership, insolvency, liquidation, resolution, or similar proceeding; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

24.    Bail-in Powers.

(a)    Notwithstanding any other term of this Agreement or any other agreements, arrangements, or understanding between any of the Underwriters and the Company, the Company acknowledges, accepts, and agrees to be bound by:

(i)    The effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of any of the Underwriters to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(1)    the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(2)    the conversion of all, or a portion, of the BRRD Liability into shares, other debt securities or other obligations of any of the Underwriters or another person (and the issue to or conferral on the Company of such shares, securities or obligations);

(3)    the cancellation of the BRRD Liability; and

(4)    the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period.

(ii)    The variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

(iii)    As used in this Section 24(a), “Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time; “Bail-in Powers” means any Write-down and Conversion Powers as defined in relation to the relevant Bail-in Legislation; “BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms; “EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/; “BRRD Liability” has the same meaning as in such laws, regulations, rules or requirements implementing the BRRD under the applicable Bail-in Legislation; and “Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Underwriters.

(b)    Notwithstanding any other term of this Agreement or any other agreements, arrangements, or understanding between any of the Underwriters and the Company, the Company acknowledges, accepts, and agrees to be bound by:

(i)    The effect of the exercise of UK Bail-in Powers by the relevant UK resolution authority in relation to any UK Bail-in Liability of any relevant Underwriter to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(1)    the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon;

(2)    the conversion of all, or a portion, of the UK Bail-in Liability into shares, other debt securities or other obligations of any relevant Underwriter or another person (and the issue to or conferral on the Company of such shares, securities or obligations);

(3)    the cancellation of the UK Bail-in Liability; and

(4)    the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period.

(ii)    The variation of the terms of this Agreement, as deemed necessary by the relevant UK resolution authority, to give effect to the exercise of UK Bail-in Powers by the relevant UK resolution authority.

(iii)     As used in this Section 24(b), “UK Bail-in Legislation” means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings); “UK Bail-in Powers” means the powers under the UK Bail-in Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability; “UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised.

Please confirm that the foregoing correctly sets forth the agreement among the Company and the several Underwriters.

CITIGROUP INC.

By:	/s/ Elissa Steinberg
Name: Elissa Steinberg
Title: Assistant Treasurer

[Signature Page to Underwriting Agreement]

Confirmed as of the date first above mentioned on behalf of itself and the other several Underwriters named in Schedule I hereto.

CITIGROUP GLOBAL MARKETS INC. as Representative of the several Underwriters

By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Director

[Signature Page to Underwriting Agreement]

CITIGROUP INC.

1,000,000 Depositary Shares, Each Representing a 1/25th Interest in a Share of 4.150% Fixed Rate Reset Noncumulative Preferred Stock, Series Y

Underwriter	Number of Depositary Shares
Citigroup Global Markets Inc.	621,250
Scotia Capital (USA) Inc.	30,000
TD Securities (USA) LLC	30,000
Academy Securities, Inc.	7,500
Banco de Sabadell, S.A.	7,500
Bank of China Limited, London Branch	7,500
Barclays Capital Inc.	7,500
Blaylock Van, LLC	7,500
BMO Capital Markets Corp.	7,500
Capital One Securities, Inc.	7,500
Commerz Markets LLC	7,500
ICBC Standard Bank Plc	7,500
ING Financial Markets LLC	7,500
Intesa Sanpaolo S.p.A.	7,500
Mediobanca – Banca di Credito Finanziario S.p.A.	7,500
Mizuho Securities USA LLC	7,500
Natixis Securities Americas LLC	7,500
NatWest Markets Securities Inc.	7,500
Nordea Bank Abp	7,500
PNC Capital Markets LLC	7,500
Rabo Securities USA, Inc.	7,500
RB International Markets (USA) LLC	7,500
RBC Capital Markets, LLC	7,500
Roberts & Ryan Investments, Inc.	7,500
Santander Investment Securities Inc.	7,500
SG Americas Securities, LLC	7,500
SMBC Nikko Securities America, Inc.	7,500
Standard Chartered Bank	7,500
Swedbank AB (publ)	7,500
UBS Securities LLC	7,500
UniCredit Capital Markets LLC	7,500
ABN AMRO Securities (USA) LLC	3,750
American Veterans Group, PBC	3,750
Bancroft Capital LLC	3,750
BBVA Securities Inc.	3,750
BofA Securities, Inc.	3,750
Cabrera Capital Markets LLC	3,750
CIBC World Markets Corp.	3,750
Commonwealth Bank of Australia	3,750
Credit Agricole Securities (USA) Inc.	3,750

Credit Suisse Securities (USA) LLC	3,750
Danske Markets Inc.	3,750
Desjardins Securities Inc.	3,750
Deutsche Bank Securities Inc.	3,750
Fifth Third Securities, Inc.	3,750
HSBC Securities (USA) Inc.	3,750
Huntington Securities, Inc.	3,750
KeyBanc Capital Markets Inc.	3,750
Loop Capital Markets LLC	3,750
MFR Securities, Inc.	3,750
MUFG Securities Americas Inc.	3,750
Multi-Bank Securities, Inc.	3,750
nabSecurities, LLC	3,750
National Bank of Canada Financial Inc.	3,750
Nomura Securities International, Inc.	3,750
Siebert Williams Shank & Co., LLC	3,750
Skandinaviska Enskilda Banken AB (publ)	3,750
Telsey Advisory Group LLC	3,750
Truist Securities, Inc.	3,750
Wells Fargo Securities, LLC	3,750

TOTAL	1,000,000

Annex A

Controller and Chief Accounting Officer’s Certificate

In connection with the offering of 1,000,000 depositary shares each representing a 1/25th interest in a share of 4.150% Fixed Rate Reset Noncumulative Preferred Stock, Series Y ($1.00 par value) (the “Depositary Shares”) of Citigroup Inc. (the “Company”) through Citigroup Global Markets Inc. and the several underwriters named in Schedule I (the “Underwriters”) of the underwriting agreement, dated the date hereof, between the Company and Citigroup Global Markets Inc., as representative of the Underwriters (the “Underwriting Agreement”), I, Johnbull E. Okpara, the Controller and Chief Accounting Officer of the Company, have been asked to deliver this certificate to the Underwriters pursuant to Section 8(h) of the Underwriting Agreement.

Based on my examination of the Company financial records and schedules undertaken by myself or members of my staff who are responsible for the Company’s financial accounting matters, I hereby certify that:

1.

I have reviewed (a) the select line items from the unaudited consolidated statement of income of the Company for the period ended September 30, 2021 included in Exhibit 99.1 to the Current Report on Form 8-K dated October 14, 2021 of the Company (the “October Form 8-K”) and the unaudited consolidated statement of income of the Company for the period ended September 30, 2021 included in Exhibit 99.2 to the October Form 8-K and (b) the unaudited consolidated balance sheet of the Company as of September 30, 2021 included in Exhibit 99.2 to the October Form 8-K ((a) and (b) together, the “Interim Financial Statements”).

2.	The Interim Financial Statements are derived from the internal accounting records of the Company.

3.

To the best of my knowledge, the Interim Financial Statements present fairly, in all material respects, the financial position of the Company at September 30, 2021 and the results of its operations for the quarter ended September 30, 2021.

4.

To the best of my knowledge, the Interim Financial Statements (i) are in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the Company’s audited financial statements, and (ii) comply as to form in all material respects with the applicable accounting requirements of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the related rules and regulations adopted by the Securities and Exchange Commission.

I am aware that this certificate is to assist the Underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the offering and sale of the Depositary Shares.

IN WITNESS WHEREOF, I have hereunto signed my name on this 20th day of October, 2021.

Name: Johnbull E. Okpara
Title: Controller and Chief Accounting Officer